                                                                    EXHIBIT 20.1


                          FNBC Credit Card Master Trust
                             Excess Spread Analysis
                                  December 2001

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Series                                                                  1997-1
Deal Size                                                               $300 MM
Expected Maturity                                                      08/15/02
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Yield                                                                    18.51%
Less  Coupon                                                              6.49%
      Servicing Fee                                                       1.35%
      Gross Credit Losses                                                 5.16%
Excess Spread:
      December-01                                                         5.51%
      November-01                                                         6.46%
      October-01                                                          6.16%
Three month Average Excess Spread                                         6.04%

Delinquencies:
      30 to 59 Days                                                       1.41%
      60 to 89 Days                                                       0.84%
      90 + Days                                                           1.35%
      Total                                                               3.60%

Payment Rate:                                                           12.86%

Series 1997-1 began accumulation on the October 2001 distribution date. Reserve account draws for November 2001, December 2001 and January 2002 were inadvertently omitted from yield and therefore, the results for these periods are being amended. The revision increases the yield and the excess spread percentage in these respective periods. There was no impact to the investor payments or spread trigger/fundings as a result of the revision.